UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2017

LOWE’S COMPANIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe’s Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On May 3, 2017, Lowe’s Companies, Inc. (the “Company”) issued an aggregate of $3.0 billion of unsecured notes, consisting of $1.5 billion aggregate principal amount of its 3.100% Notes due May 3, 2027 (the “2027 Notes”) and $1.5 billion aggregate principal amount of its 4.050% Notes due May 3, 2047 (the “2047 Notes” and, together with the 2027 Notes, the “Notes”). The Company received net proceeds, after expenses, of approximately $2.96 billion from the issuance of the Notes.

The Notes are governed by and were issued pursuant to the terms of an Amended and Restated Indenture, dated as of December 1, 1995 (the “Base Indenture”), between the Company and U.S. Bank National Association, as successor trustee (the “Trustee”), as supplemented by a Fourteenth Supplemental Indenture, dated as of May 3, 2017, between the Company and the Trustee (the “Fourteenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes are unsecured obligations and rank equally with the Company’s existing and future unsecured senior indebtedness. The Indenture contains covenants restricting the issuance of debt by the Company’s subsidiaries but does not restrict the Company from incurring additional indebtedness. Each series of the Notes is a new issue of securities with no established trading market. The Company does not intend to apply for the listing of any series of the Notes on any securities exchange or for quotation of such Notes on any automated dealer quotation system.

The 2027 Notes will mature on May 3, 2027 and the 2047 Notes will mature on May 3, 2047, in each case, unless earlier redeemed or repurchased by the Company. The 2027 Notes will bear interest at a rate of 3.100% per annum and the 2047 Notes will bear interest at a rate of 4.050% per annum. The Company will pay interest on the Notes semiannually in arrears on each May 3 and November 3, commencing November 3, 2017. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months. Payments of principal and interest to owners of book-entry interests will be made in accordance with the procedures of The Depository Trust Company and its participants in effect from time to time.

At any time prior to the date that is three months (with respect to the 2027 Notes) or six months (with respect to the 2047 Notes) prior to the applicable maturity date for such series of Notes, the Notes of each series will be redeemable, in whole at any time or in part from time to time, at the Company’s option, at a redemption price, to be calculated by the Company, equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes that but for the redemption would be due after the related redemption date through the applicable par call date with respect to the series of Notes being redeemed, assuming the notes matured on the first par call date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Fourteenth Supplemental Indenture), plus 15 basis points with respect to the 2027 Notes, and 20 basis points with respect to the 2047 Notes; plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

On or after the date that is three months (with respect to the 2027 Notes) or six months (with respect to the 2047 Notes) prior to the applicable maturity date for such series of Notes, the 2027 Notes and the 2047 Notes will be redeemable, in whole at any time or in part from time to time, at the Company’s option, at par plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

In addition, upon a Change of Control Triggering Event (as defined in the Fourteenth Supplemental Indenture), the holders of the Notes may require the Company to repurchase all or any part of their Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, on such Notes to the date of purchase (unless the Company has exercised its right to redeem the Notes).

The Trustee and/or its affiliates have engaged in, and may in the future engage in, commercial dealings in the ordinary course of business with the Company or its affiliates, including investment banking services and acting as lenders under various loan facilities. In particular, the Trustee is a participant in the Company’s senior credit facility described in the Company’s filings with the Securities and Exchange Commission (the “Commission”), and U.S. Bancorp Investments, Inc., an affiliate of the Trustee, was one of the underwriters in the offering of the Notes. The Trustee and/or its affiliates have received, or may in the future receive, customary fees and commissions or other payments for these transactions.

The foregoing summaries of documents described above do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as exhibits hereto or otherwise on file with the Commission.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 above and in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Commission on April 19, 2017 is incorporated by reference, and the description of the Notes incorporated herein is qualified in its entirety by reference to the Indenture and the forms of Global Notes which are included in Exhibit 4.1 filed herewith.

Item 8.01	Other Events.

On May 3, 2017, the Company issued a press release announcing the early tender results of its previously announced cash tender offer for certain of its outstanding debt securities, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Additionally, on May 3, 2017, the Company issued a press release announcing the pricing terms of its previously announced cash tender offer for certain of its outstanding debt securities, a copy of which is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Fourteenth Supplemental Indenture, dated as of May 3, 2017, between Lowe’s Companies, Inc. and U.S. Bank National Association, as successor trustee.

4.2	Form of 3.100% Notes due May 3, 2027 (included in Exhibit 4.1).

4.3	Form of 4.050% Notes due May 3, 2047 (included in Exhibit 4.1).

5.1	Opinion of Hunton & Williams LLP.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

99.1	Press Release, dated May 3, 2017 (announcing the early tender results).

99.2	Press Release, dated May 3, 2017 (announcing the pricing terms).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: May 3, 2017	By:	/s/ Ross W. McCanless
Ross W. McCanless Chief Legal Officer, Secretary and Chief Compliance Officer

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Fourteenth Supplemental Indenture, dated as of May 3, 2017, between Lowe’s Companies, Inc. and U.S. Bank National Association, as successor trustee.

4.2	Form of 3.100% Notes due May 3, 2027 (included in Exhibit 4.1).

4.3	Form of 4.050% Notes due May 3, 2047 (included in Exhibit 4.1).

5.1	Opinion of Hunton & Williams LLP.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

99.1	Press Release, dated May 3, 2017 (announcing the early tender results).

99.2	Press Release, dated May 3, 2017 (announcing the pricing terms).